Exhibit 99

Investor Update 2004 August 31, 2004 Sanjiv Khattri Executive Vice President & Chief Financial Officer

Safe Harbor In the presentation that follows and in related comments by General Motors Acceptance Corporation's management, our use of the words "expect", "anticipate", "project", "estimate", "forecast", "objective", "plan", "goal", "outlook", "target", "pursue" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GMAC's most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions, currency exchange rates, significant terrorist attacks or political instability in the major markets where we operate; changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; and the threat of terrorism, the outbreak or escalation of hostilities between the United States and any foreign power or territory and changes in international political conditions may continue to affect both the United States and the global economy and may increase other risks.

Presentation Outline General Motors Acceptance Corp. (GMAC) Brief Update Key Issues Outlook

General Motors Acceptance Corporation

Consolidated Net Income $ Millions 9 % p.a. 49% p.a. Sustainable growth in earnings

Net Income - H1

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Interest Rate Environment Interest rates have increased and are anticipated to trend higher Will constrain net interest margins Will lead to decline in mortgage volume Nevertheless, GMAC is expected to continue to generate strong returns through 2004 and beyond

Interest Rate Environment Mitigating Factors Finance and Insurance Significant floating rate debt already swapped into fixed rate during 2003 at attractive rates Insurance underwriting and investment income are likely to remain strong in rising rate environment Mortgage Mortgage servicing asset will increase in value and generate net income as interest rates rise Growing fee-based income is not sensitive to rate hikes Significant net income will accrue in 2004-2005 from prior years' securitization activity irrespective of interest rates

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

U.S. Residential Mortgage Industry Volume Source: Fannie Mae/Freddie Mac estimates

Changing Mortgage Environment Mortgage Group profitability projected to decline but disproportionately less than industry volume downturn Increase in Residential and RFC market share partially offsetting decline in industry volume Mortgage servicing asset will appreciate in rising interest rate environment Modest year-to-date rate increase has driven an increase in asset value More improvement expected as rates continue to rise Fee-based mortgage businesses are growth areas that are far less sensitive to mortgage volume Asset management and private label servicing operations are expanding client base and improving client penetration

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

U.S. SmartLease Book Gain per Unit

U.S. SmartLease Book Gain per Unit

U.S. SmartLease Terminations Outlook

Off-Lease Performance Fundamentals are improving and sustainable Terminations decreasing to a reasonable range Remarketing efficiencies growing SmartAuction is leading-edge internet technology Enables GMAC to remarket off-lease vehicles faster Result is cost savings and fee income Recently sold one-millionth vehicle

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Total Retail and SmartLease Losses As % Of Average Serviced Receivables % U.S. Auto Asset Quality

U.S. Auto New and Used Retail Loans Severity of Loss Average Gross Loss per Unit with a Loss

% of Units Outstanding U.S. Auto New and Used Retail Loans Frequency of Loss

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Balance Sheet Strength Avg. Funding To Equity* (:1) 10.7 11.0 11.8 10.9 10.4 10.2 10.4 9.9 * Ratio reflects debt net of cash and adjusted for certain securitization transactions

Growing Cash Balances Strong liquidity to support any short-term needs

2000 2001 2002 2003 2004 H1 Diversification of Funding Sources U.S. Term Funding Program 2003 2004 H1 Funding completed $47B $22B Funding Sources: Institutional 30% 35% Retail 18% 19% Securitization 52% 46% Total 100% 100%

Diversified Funding Strategy Grow access to institutional and retail bond markets in the U.S. and globally Diversified secured funding programs Public asset-backed securitizations Bank conduit asset-backed securitizations Sale of whole loans to financial / retail institutions Lease securitizations Enhance international securitization capability Enhanced liquidity position Extended debt maturities Large cash cushion Large unused credit line capacity

U.S. Liquidity Position Short-Term vs. Long-Term Funding Short-term as % of Total 36% 40% 33% 35% 13% 9% 10%

Key Issues For Next 12 Months Interest Rate Environment Changing Mortgage Environment Off-Lease Performance Credit Losses Funding Outlook Insurance Underwriting Income

Underwriting Income Sustainable underwriting performance Multi-year focus on fundamental underwriting and pricing discipline across all business lines Increasing share Cost reductions and improved efficiency Improved loss performance, particularly in extended automotive warranty product line

2004 Net Income Outlook Financing Operations Insurance Operations Mortgage Operations Exceed $2 Billion by a Wide Margin

Summary 2004 Performance Targeting net income well in excess of $2 billion Containing Funding-to-Equity leverage ratio near current level Increasing support of GM vehicle operations with auto financing activities worldwide Diversification of businesses within GMAC likely to help sustain earnings long term Auto Finance -- net margin pressure offset by improved credit losses and off-lease performance Insurance -- strengthened underwriting performance Mortgage Group -- market share gains and servicing / fee based income